                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

    [X] Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                             Commission Only (as permitted
                                             by Rule 14a-6(e)(2))

    [ ] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HASTINGS MANUFACTURING COMPANY
             (Name of Registrant as Specified in its Charter)

       _____________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]   No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and state how it was determined):
          -----------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------
    (5)   Total fee paid:
          -----------------------------------------------------------------

    [ ]   Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

    (1)   Amount previously paid:
          -----------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:
          -----------------------------------------------------------------
    (3)   Filing party:
          -----------------------------------------------------------------
    (4)   Date filed:
          -----------------------------------------------------------------

                      HASTINGS MANUFACTURING COMPANY
                             325 North Hanover
                         Hastings, Michigan 49058
                       Telephone No. (616) 945-2491
                       Facsimile No. (616) 945-4667


                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 4, 1999
---------------------------------------------------------------------------

     You are cordially invited to attend the annual shareholder meeting of Hastings Manufacturing Company, a Michigan corporation ("Hastings"), to be held at its principal office located at 325 North Hanover, Hastings, Michigan, on Tuesday, May 4, 1999, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors to three-year terms expiring in 2002 and one director to a two-year term expiring in 2001.

     2.   To amend Hastings' Bylaws as described in the enclosed Proxy
          Statement.

     3. To transact any other business that may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on March 22, 1999, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     Your attention is directed to the enclosed Proxy Statement and Proxy. The Annual Report of Hastings for the year ended December 31, 1998 is also enclosed.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THIS PROXY WILL NOT BE USED.

                           By Order of the Board of Directors


                           /s/ Monty C. Bennett
                           MONTY C. BENNETT
                           Secretary


April __, 1999

                      HASTINGS MANUFACTURING COMPANY
                             325 North Hanover
                         Hastings, Michigan 49058
                       Telephone No. (616) 945-2491
                       Facsimile No. (616) 945-4667

                      ANNUAL MEETING OF SHAREHOLDERS
                                MAY 4, 1999
                              PROXY STATEMENT

                               INTRODUCTION

     This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, $2 par value per share ("Common Stock"), of Hastings Manufacturing Company ("Hastings" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Hastings for use at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held at 9:00 a.m., local time, on May 4, 1999, at the principal office of Hastings, which is located at 325 North Hanover, Hastings, Michigan, for the purposes set forth in the accompanying "Notice of Annual Meeting of Shareholders."

     If a Proxy in the enclosed form is properly executed and returned to Hastings, the shares of Common Stock represented by the Proxy will be voted in accordance with the wishes specified on the Proxy. If no choice is specified, the designated proxies will vote the shares represented by the Proxy (i) for the election of the director nominees named in this Proxy Statement and (ii) in accordance with their best judgment with respect to any other matter that may properly come before the meeting and any adjournment thereof.

     Any shareholder who executes and delivers a Proxy may revoke it at any time before it is voted at the Annual Meeting by giving notice in writing directed to the Secretary of Hastings at the address set forth above, by submitting a Proxy bearing a later date or by attending the meeting and voting in person. A shareholder's attendance at the Annual Meeting will not, by itself, revoke that shareholder's Proxy.

     This Proxy Statement is being mailed to shareholders of Hastings on or about April __, 1999.

                           ELECTION OF DIRECTORS

     The Board of Directors has nominated the following four persons for election to the Board of Directors for three-year terms expiring at the Annual Meeting of Shareholders in 2002 (except in the case of Mr. Foster, who will serve a two-year term expiring in 2001) or until their respective successors are elected and qualified:

                             Andrew F. Johnson
                              William R. Cook
                             Monty C. Bennett
                             Richard L. Foster

     Four other directors are serving terms that will expire in 2000 and 2001. The designated proxies intend to vote for the election of the nominees named above. The nominees have consented to being named in this Proxy Statement and to serve as directors if elected. If any one or more of the nominees should become unable or unwilling to serve, which is not contemplated, the incumbent Board of Directors may or may not select substitute nominees. If one or more substitute nominees are selected, the shares represented by a Proxy will be voted for the election of the substitute nominee(s). Proxies will not be voted for more than the number of nominees named in this Proxy Statement.

     A plurality of votes cast by the holders of shares of Common Stock present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

             YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                     FOR ALL THE NOMINEES AS DIRECTORS


                  PROPOSAL TO AMEND THE COMPANY'S BYLAWS

     The Board of Directors proposes to amend Article X of the Company's Bylaws to delete provisions specifying that the Board of Directors may not make or alter any bylaws fixing the number, qualifications, classifications or terms of office of directors. Currently, Article X reads as follows:

     These Bylaws may be altered or repealed at any regular or special meeting of the shareholders or of the Board of Directors, PROVIDED THAT THE BOARD OF DIRECTORS SHALL NOT MAKE OR ALTER ANY BYLAWS FIXING THEIR NUMBER, QUALIFICATIONS, CLASSIFICATIONS, OR TERMS OF OFFICE. Except as otherwise required by law or the Articles of Incorporation, the vote of a majority of the shares present or represented by proxy and entitled to vote at a meeting of shareholders or the vote of not less than a majority of the members of the Board of Directors then in office shall be required to amend or repeal the Bylaws or to adopt new Bylaws.

(Emphasis added.)  If the shareholders approve the proposal to amend
Article X, the italicized language would be removed, such that Article X would read as follows:

     These Bylaws may be altered or repealed at any regular or special meeting of the shareholders or of the Board of Directors. Except as otherwise required by law or the Articles of Incorporation, the vote of a majority of the shares present or represented by proxy and entitled to vote at a meeting of shareholders or the vote of not less than a majority of the members of the Board of Directors then in office shall be required to amend or repeal the Bylaws or to adopt new Bylaws.

     The Board of Directors believes that it is advisable to amend the Company's Bylaws in the manner described above to allow the Board of Directors more flexibility in responding to changes in circumstances. The Board also believes that the proposal would make the Company's Bylaws more similar to the bylaws of most publicly traded companies. If this proposal is approved, both the Board of Directors and the shareholders would be able to amend any Bylaw. The Board of Directors does not believe that reserving to the Company's shareholders the sole right to determine the number, qualifications, classifications or terms of office of the directors results in any meaningful benefit to the shareholders or makes the Company more or less vulnerable to an acquisition by a third party. Other than reducing the required number of directors to eight, the Board of Directors does not have any intention to amend any Bylaws concerning the number, qualifications, classifications or terms of office of directors.

     The affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the proposed amendment to the Company's Bylaws. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted are not counted and the number of shares of which a majority is required will be correspondingly reduced.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                APPROVAL OF THE AMENDMENT TO THE COMPANY'S
                                  BYLAWS


                             VOTING SECURITIES

     The Board of Directors fixed the close of business on Monday, March 22, 1999, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held May 4, 1999, and any adjournments thereof.

     At the close of business on March 22, 1999, there were 789,526 issued and outstanding shares of Common Stock. Each share of Common Stock issued and outstanding on the record date entitles its holder to one vote in person or by proxy on each matter presented for shareholder action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following persons beneficially owned more than five percent of the outstanding shares of Hastings Common Stock as of March 22, 1999:

  NAME AND ADDRESS                   AMOUNT OF                     NATURE OF                   PERCENT OF
   OF BENEFICIAL                     BENEFICIAL                    BENEFICIAL                  OUTSTANDING
OWNER OF COMMON STOCK                OWNERSHIP                     OWNERSHIP                   SHARES <F1>
---------------------                ---------                     ---------                   -----------
Stephen I. Johnson                      0 shares        Sole voting and investment power            <F*>
907 West Madison                  227,218 shares <F2>   Shared voting and investment power        28.38%
Hastings, MI 49058

The Stephen I. Johnson                  0 shares        Sole voting and investment power            <F*>
Family Group <F3>                 372,097 shares        Shared voting and investment power        46.47%
c/o Stephen I. Johnson
907 West Madison
Hastings, MI 49058

Dimensional Fund                   51,900 shares        Sole voting and investment power           6.48%
Advisors Inc. <F4>                      0 shares        Shared voting and investment power          <F*>
1299 Ocean Ave.
11th Floor
Santa Monica, CA 90401

Amici Associates and               71,200 shares        Sole voting and investment power           8.89%
The Collectors' Fund <F5>               0 shares        Shared voting and investment power          <F*>
100 Park Avenue
New York, NY 10017

Mark R. S. Johnson <F6>            62,495 shares        Sole voting and investment power           7.81%
c/o Hastings Mfg. Co.               1,350 shares        Shared voting and investment power          <F*>
325 North Hanover
Hastings, MI 49058
_______________________________________

<F*> = less than 1%.




                                     -4-

     <F1> The percentages set forth in this column were calculated on the basis of (i) 789,526 shares of Common Stock outstanding as of March 22, 1999 plus (ii) 11,150 shares of Common Stock subject to options that were exercisable on March 22, 1999 or that will become exercisable within 60 days after March 22, 1999. Shares subject to such options are considered to be outstanding for purposes of this chart.

     <F2> This number includes shares held by the Stephen I. Johnson Trust, the Isabel Sage Johnson Trust, the Anna M. Johnson Trust and the Aben E. Johnson Trust, for each of which Mr. Johnson is a trustee, and shares held by SAMCO, Inc., of which Mr. Johnson is the majority shareholder.

     <F3> On October 26, 1982, the Stephen I. Johnson Family Group ("Family
Group") filed a report on Schedule 13D (the "Schedule 13D") with the Securities and Exchange Commission and the American Stock Exchange in connection with a tender offer that terminated in January of 1983. Amendment No. 2 to the Schedule 13D was filed with the Securities and Exchange Commission on or about April 1, 1993, reaffirming the Family Group's mutual belief that it is in the best interests of Hastings and its shareholders that Hastings remain an independently owned corporation. The Family Group consists primarily of family members and close relatives of Stephen I. Johnson. The Schedule 13D, as amended, contains a Shareholder Letter of Intent signed by all Family Group members. The Shareholder Letter of Intent states that Family Group members believe it is in the best interests of Hastings, its shareholders, its employees and the local community that Hastings remain an independently owned corporation and further states that Family Group members intend to oppose any takeover attempt that would result in Hastings no longer remaining an independently owned corporation and which is not in the best interest of Hastings, its shareholders, its employees or the local community.

     <F4> Based on information set forth in a report on Schedule 13G dated
February 12, 1999. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has informed Hastings that it is deemed to have beneficial ownership of 51,900 shares of Common Stock as of December 31, 1998, all of which shares are held in portfolios of four registered investment companies to which Dimensional provides investment advice, or in certain other investment vehicles for which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

     <F5> Based on information set forth in a report on Schedule 13D dated
February 21, 1991, as amended by amendments dated April 8, 1991 and December 6, 1995.





                                     -5-

     <F6> This number does not include shares held by SAMCO, Inc., of which
Mr. Johnson is a vice president, secretary and minority shareholder. The shares set forth in the row entitled "Shared voting and investment power" are shares owned by Mr. Johnson's spouse individually.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table shows the beneficial ownership of shares of Common Stock, held as of March 22, 1998, by each director, each nominee for election as director, each of the named executive officers (as defined in the Summary Compensation Table) and by all directors and executive officers of the Company as a group:

                                 AMOUNT OF                                                      PERCENT OF
     NAME OF                     BENEFICIAL                   NATURE OF                         OUTSTANDING
BENEFICIAL OWNER                 OWNERSHIP             BENEFICIAL OWNERSHIP                     SHARES <F1>
----------------                 ---------             --------------------                     -----------
Mark R. S. Johnson            62,495 shares <F2>       Sole voting and investment power            7.81%
                               1,350 shares <F2>       Shared voting and investment power           <F*>

Andrew F. Johnson             21,804 shares            Sole voting and investment power            2.74%
                               8,459 shares <F3>       Shared voting and investment                1.06%

William R. Cook                2,050 shares            Sole voting and investment power             <F*>
                                   0 shares            Shared voting and investment power           <F*>

Richard L. Foster                450 shares            Sole voting and investment power             <F*>
                                 200 shares            Shared voting and investment power           <F*>

Monty C. Bennett               3,720 shares            Sole voting and investment power             <F*>
                                   0 shares            Shared voting and investment power           <F*>

Dale W. Koop                   3,720 shares            Sole voting and investment power             <F*>
                                   0 shares            Shared voting and investment power           <F*>

Neil A. Gardner                  450 shares            Sole voting and investment power             <F*>
                                  20 shares            Shared voting and investment power           <F*>

Douglas A. DeCamp              2,450 shares            Sole voting and investment power             <F*>
                                   0 shares            Shared voting and investment power           <F*>

Thomas J. Bellgraph            3,520 shares            Sole voting and investment power             <F*>
                                   0 shares            Shared voting and investment power           <F*>

                                     -6-

All directors and            104,789 shares            Sole voting and investment power           13.09%
executive officers            10,029 shares            Shared voting and investment power          1.25%
as group (11 persons)
_____________________

<F*> = less than 1%.

  <F1> The percentages set forth in this column were calculated on the basis of (i) 789,526 shares of Common Stock outstanding as of March 22, 1999 plus (ii) 11,150 shares of Common Stock subject to options that were exercisable on March 22, 1999 or that will become exercisable within 60 days after March 22, 1999. Shares subject to such options are considered to be outstanding for purposes of this chart.

  <F2> This number does not include shares held by SAMCO, Inc., of which
Mr. Johnson is a vice president, secretary and minority shareholder. The shares set forth in the row entitled "Shared voting and investment power" are shares owned by Mr. Johnson's spouse individually.

  <F3> This number includes 4,034 shares held by Mr. Johnson's spouse in trust for the benefit of their daughter, as well as 4,425 shares held by Mr. Johnson's spouse individually. Mr. Johnson disclaims beneficial ownership of those shares. This number does not include shares held by SAMCO, Inc., of which Mr. Johnson is a vice president, treasurer and a minority shareholder.

                     DIRECTORS AND EXECUTIVE OFFICERS

  The following table shows certain information concerning each director, nominee for director and executive officer, supplied by them as of December 31, 1998:

                                   NOMINEES TO BE ELECTED FOR THREE-YEAR
                                           TERMS EXPIRING IN 2002

                                          PRINCIPAL OCCUPATION                                 DIRECTOR
NAME AND AGE                                  OR EMPLOYMENT <F1>                                    SINCE
------------                                  ------------------                                    -----
Andrew F. Johnson                    Co-CEO/President-Operations                                    1977
Age 49                               (since 1994) and
                                     Executive Vice President-Operations
                                     (1986-1994) of Hastings


                                     -7-

William R. Cook                      President of Pidgas, Inc.                                      1977
Age 57                               Hastings, Michigan
                                     (since 1975)

Monty C. Bennett                     Vice President-Employee Relations                              1982
Age 61                               (since 1986) and Secretary
                                     (since 1982) of Hastings

                                     NOMINEES TO BE ELECTED FOR THREE-YEAR
                                           TERMS EXPIRING IN 2001

                                              PRINCIPAL OCCUPATION                                 DIRECTOR
NAME AND AGE                                   OR EMPLOYMENT <F1>                                   SINCE
------------                                   ------------------                                   -----
Richard L. Foster                   Retired; Production Control Manager of                          1984
Age 71                              Hastings (1987-1988)

                                             INCUMBENT DIRECTORS
                                            TERMS EXPIRING IN 2000

                                            PRINCIPAL OCCUPATION                                   DIRECTOR
NAME AND AGE                                 OR EMPLOYMENT <F1>                                     SINCE
------------                                 ------------------                                     -----
Mark R. S. Johnson                  Co-CEO/President-Marketing (since 1994)                         1977
Age 51                              and Executive Vice President-Marketing
                                    (1986-1994) of Hastings

                                            PRINCIPAL OCCUPATION                                   DIRECTOR
NAME AND AGE                                 OR EMPLOYMENT <F1>                                     SINCE
------------                                 ------------------                                     -----
Dale W. Koop                        Vice President-Engineering of Hastings                          1982
Age 60                              (since 1982)

Douglas A. DeCamp                   President/CEO FHI, Inc. (formerly Flexfab, Inc.),               1984
Age 61                              a producer of aircraft hosing and
                                    fiberglass products (since 1984)

                                             INCUMBENT DIRECTOR
                                           TERMS EXPIRING IN 2001

                                             PRINCIPAL OCCUPATION                                 DIRECTOR
NAME AND AGE                                  OR EMPLOYMENT <F1>                                   SINCE
------------                                  ------------------                                   -----
Neil A. Gardner                     Executive Vice President of Hastings City Bank,                 1983
Age 52                              Hastings, Michigan (since 1976)

                                             EXECUTIVE OFFICERS
                                           WHO ARE NOT DIRECTORS

NAME AND AGE                              POSITIONS WITH HASTINGS
------------                              -----------------------
Thomas J. Bellgraph                  Vice President - Finance
Age 47                               (since January 1996) and Treasurer (since 1986)

Stephen G. Uhen (2)                  Vice President of Information
Age 50                               Services (since December 1997)

Jeffrey P. Guenther (3)              Vice President of Marketing (since June 1998)
Age 37

--------------------

  <F1> Except as noted, each person listed above has been engaged in the same principal occupation for more than five years. No director or nominee for director is the director of any company that has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or is subject to Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

  <F2> Mr. Uhen served as the Company's Information Services Manager from November 1995 through December 1997. From 1988 through 1995, Mr. Uhen served as Systems Programs Manager of the Company.

  <F3> Mr. Guenther served as the Company's Marketing and Sales Director from July 1997 through June 1998. From 1987 through 1997, Mr. Guenther served as the Company's Marketing Coordinator.

     There are no family relationships (closer than first cousin) between any of the above-named persons, except that Mark R. S. Johnson and Andrew
F. Johnson are brothers.

ORGANIZATION OF THE BOARD OF DIRECTORS

     The Hastings Board of Directors does not have a standing committee for nominating individuals for election as directors. The Hastings Board of Directors selects its nominees for election to the new Board of Directors at its first meeting each year in either January or February. The Hastings Board of Directors will consider nominees recommended by shareholders provided that such nominations are sent to the Secretary of Hastings on or prior to December 1 of the year preceding the Annual Meeting of Shareholders. Any such nominations should be in writing and state the name, age and address of the nominee, his or her educational and employment background, his or her present employment and a full and complete statement as to the qualifications of the nominee to serve as a director. The Board of Directors will not consider any nomination that does not provide this information. If a shareholder intends to make a nomination at an Annual Meeting of Shareholders, he or she must deliver a notice to the Secretary of the Company setting forth certain information concerning the proposed nominee, as described in Hastings' Bylaws, at least 120 days prior to the date of the notice of the meeting.

     The Hastings Board of Directors has a standing Audit Committee composed of William R. Cook (Chairman), Neil A. Gardner, Mark R. S. Johnson, Douglas A. DeCamp and Richard L. Foster. The function of the Audit Committee is to recommend independent auditors to the Board of Directors for the annual audit of Hastings and its subsidiaries and to discuss the results of the audit with the independent auditors. The Audit Committee is responsible for causing suitable examinations of the financial records and operations of Hastings and its subsidiaries to be performed by the internal auditor and for reviewing internal controls to insure the objectivity of Hastings' financial statements. During 1998, the Audit Committee met two times.

     The Hastings Board of Directors has a standing Compensation Committee composed of the following outside directors: William R. Cook, Douglas A. DeCamp and Neil A. Gardner. The function of the Compensation Committee is to determine if director and officer compensation by Hastings is comparable to industry standards and to make appropriate recommendations to the Board of Directors. The Compensation Committee met one time in 1998.

     In December 1995, the Board of Directors established a Strategic Planning Committee. The function of the Strategic Planning Committee is to consider and develop strategic policies and proposals intended to enhance shareholder value in the long or short term and to make recommendations to the Board of Directors with respect to any such policy or proposal. The Committee has discretionary authority to review and negotiate any sale or merger proposal received by Hastings and to make recommendations to the Board of Directors with respect to any such proposal. The members of the Committee may only consist of members of the Board of Directors who are not and have not for a five-year period been officers or employees of Hastings. The current members of the Committee are William R. Cook, Richard L. Foster and Neil A. Gardner. The Strategic Planning Committee met one time and had three consultative meetings in 1998.

     During 1998, there were six meetings of the Board of Directors. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the year.


                         COMPENSATION OF DIRECTORS

     All directors who are not full-time employees of Hastings are paid a fee of $700 for each regular or special meeting of the Board of Directors and $700 for each committee meeting attended by the director. Directors who are full-time employees do not receive additional compensation.


                          EXECUTIVE COMPENSATION

     Compensation on an accrual basis during 1998, 1997 and 1996 for the Co-Chief Executive Officers of Hastings and for the four most highly compensated executive officers, other than the Co-Chief Executive Officers, who earned over $100,000 in salary and bonus in 1998 (the "named executive officers") is set forth together with certain other information in the following table. The executive officers of Hastings are appointed annually by and serve at the pleasure of the Board of Directors.

                                                 SUMMARY COMPENSATION TABLE
                                                  ANNUAL                          LONG-TERM
                                               COMPENSATION                      COMPENSATION
                                           -------------------       -------------------------------------
                                                                                    AWARDS
                                                                     -------------------------------------
  NAME AND PRINCIPAL                                                    RESTRICTED   SECURITIES UNDERLYING   ALL OTHER
       POSITION                YEAR        SALARY        BONUS       STOCK AWARDS<F1>     OPTIONS<F2>    COMPENSATION<F3>
  ------------------           ----        ------        -----       ----------------     -----------    ----------------
Mark R. S. Johnson             1998       $ 207,360     $ 85,956       $  18,500             1,500           $ 12,232
Co-Chief Executive Officer     1997         192,000       35,887          20,375             1,500             12,099
President-Marketing            1996         192,000            0          12,750                --              9,266


Andrew F. Johnson              1998       $ 207,360     $ 85,956       $  18,500             1,500           $ 12,232
Co-Chief Executive Officer     1997         192,000       35,887          20,375             1,500             12,099
President-Operations           1996         192,000            0          12,750                --             11,010


Dale W. Koop                   1998       $ 108,240     $ 28,792       $  11,100               800           $  8,841
Vice President-                1997         102,120        9,912          12,225               800              7,273
Engineering                    1996         101,610            0           7,650                --              7,284


Thomas J. Bellgraph            1998       $ 102,088     $ 27,140       $  11,100               800           $  8,479
Vice President-Finance         1997          93,600        9,143          12,225               800              4,682
                               1996          93,600            0           7,650                --              5,204


Monty C. Bennett               1998       $ 100,008     $ 26,668       $  11,100               800           $  8,096
Vice-President                 1997          94,320        9,228          12,225               800              6,615
Employee Relations             1996          93,420            0           7,650                --              6,593
-------------------

<F1>   The values of restricted stock awards reported in this column are calculated using the closing market price of Common Stock on the date of grant. As of the end of Hastings' 1998 fiscal year, each of the named executive officers held shares of restricted stock. Dividends will be paid on shares of restricted stock at the same rate dividends are paid on Common Stock. The number of shares of restricted stock held by each named individual and the aggregate value of those shares (as represented by the closing price of Common Stock on December 31, 1998, which was $17.50 per share) at the end of the Company's 1998 fiscal year, without giving effect to the diminution of value attributable to the restrictions on the stock, are set forth below:

                                     -12-

                                           NUMBER                    AGGREGATE
                                          OF SHARES                    VALUE
                                          ---------                  ---------

                  Mark R. S. Johnson            3,480                   $ 60,900
                  Andrew F. Johnson             3,480                     60,900
                  Dale W. Koop                  2,120                     37,100
                  Thomas J. Bellgraph           2,120                     37,100
                  Monty C. Bennett              2,120                     37,100

       See "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION-- Restricted Stock Plan" for information concerning the vesting of shares awarded under the Restricted Stock Plan. Performance goals under the Restricted Stock Plan were met in 1998.

<F2>   The options reflected in this column have been adjusted to reflect the two-for-one stock split effective March 23, 1998.

<F3>   All other compensation includes:  (a) Company matching contributions under the Hastings Savings Plan and (b) Company profit-sharing contributions to the Hastings Savings Plan. The amounts included for each factor in 1998 are:

                                                        (A)                     (B)
                                                      ------                  ------

                Mark R. S. Johnson                    $4,000                  $8,232
                Andrew F. Johnson                      4,000                   8,232
                Dale W. Koop                           2,400                   6,441
                Thomas J. Bellgraph                    2,400                   5,696
                Monty C. Bennett                       2,670                   5,809

                               STOCK OPTIONS

     At the 1998 annual meeting, the Company's shareholders approved the Hastings Manufacturing Company Stock Option and Restricted Stock Plan of 1997 (the "Stock Option Plan"). The Stock Option Plan provides that stock options, restricted stock and tax benefit rights may be granted or awarded under the plan to corporate and subsidiary directors, officers and key employees of the Company with respect to 38,000 shares of Common Stock.
The following table sets forth certain information concerning stock options granted under the Stock Option Plan to the named executive officers during 1998:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                    PERCENT OF TOTAL
               NUMBER OF SECURITIES  OPTIONS GRANTED                                  POTENTIAL REALIZABLE VALUE AT
                UNDERLYING OPTIONS   TO EMPLOYEES IN EXERCISE PRICE                   ASSUMED ANNUAL RATES OF STOCK
      NAME            GRANTED        FISCAL YEAR<F1>   PER SHARE    EXPIRATION DATE  PRICE APPRECIATION FOR OPTION TERM
      ----     -------------------- ---------------- -------------- ---------------  ----------------------------------
                                                                                         5%                10%
                                                                                     ----------------------------------
Mark R. S. Johnson     1,500             13.6%           $18.25        11/30/2008         $17,220           $43,635

Andrew F. Johnson      1,500             13.6%           $18.25        11/30/2008         $17,220           $43,635

Dale W. Koop             800              7.2%           $18.25        11/30/2008         $ 9,184           $23,272

Thomas J. Bellgraph      800              7.2%           $18.25        11/30/2008         $ 9,184           $23,272

Monty C. Bennett         800              7.2%           $18.25        11/30/2008         $ 9,184           $23,272
____________________

<F1>   The percentages in this column were based on options to purchase a total of 11,050 shares of Common Stock, which excludes 1,800 shares granted to non-employee directors.

                       FISCAL YEAR-END OPTION VALUES
                                     NUMBER OF                          VALUE OF UNEXERCISED
                          SECURITIES UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                             OPTIONS AT FISCAL YEAR-END                  FISCAL YEAR-END<F1>
                          ---------------------------------         -----------------------------
      NAME                 EXERCISABLE       UNEXERCISABLE          EXERCISABLE     UNEXERCISABLE
----------------           -----------       -------------          -----------     -------------
Mark R. S. Johnson            1,500              1,500                   $0               $0

Andrew F. Johnson             1,500              1,500                   $0               $0

Dale W. Koop                    800                800                   $0               $0

Thomas J. Bellgraph             800                800                   $0               $0

Monty C. Bennett                800                800                   $0               $0
----------------

                                     -14-

<F1>   None of the foregoing options are considered "in the money" because their exercise prices were higher than the market value as of December 31, 1998 ($17.50 per share of Common Stock).

                           DEFERRED COMPENSATION

     In 1986, Hastings adopted a defined contribution 401(k) profit-sharing plan known as the Hastings Savings Plan. This plan is administered by Hastings and is available to all salaried employees. Individual accounts are maintained for contributions made on behalf of each employee and each employee has a choice of investment options as to the balance in his or her account. There are four types of contributions to the plan: (1) an employee can make a voluntary contribution of the employee's compensation which is deducted by Hastings from the employee's normal compensation (legal limitations may restrict the maximum voluntary contribution by an employee in any year); (2) Hastings makes matching contributions equal to 40 percent of the amount of an employee's voluntary contribution, but only on the first 6 percent of an employee's compensation; (3) annually, from net profits, Hastings contributes for each employee an amount equal to 3 percent of the employee's compensation, plus 1 percent of the employee's compensation in excess of 25 percent of the social security wage base, plus 2 percent of the employee's compensation in excess of 75 percent of the social security wage base; and (4) Hastings may make discretionary contributions, from net profits, which are allocated among the participants based on the employee's annual compensation compared to total annual compensation of all employees. Benefits are payable at age 65 (normal retirement) or upon total disability, death or early employment termination. There are vesting requirements for Hastings' profit-sharing and discretionary contributions (but not for an employee's voluntary or Hastings' matching contributions). For employees who became participants prior to January 1, 1989, the vesting schedule is 40 percent vesting after 4 years of service, with 100 percent vesting after 5 years of service. For employees who became participants on or after January 1, 1989, the vesting schedule is 100 percent after 5 years of service.


                             STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder return on Hastings Common Stock to the AMEX Market Index and a Peer Group Index. The AMEX Market Index is a broad equity market index published by the American Stock Exchange. The Peer Group Index is based upon the cumulative total shareholder return on the common stock issued by the selected companies in the automotive parts and accessories industry identified in

Note (1) on page 13. The returns of each member of the Peer Group are weighted according to the respective issuer stock market capitalization at the beginning of each period for which a return is indicated. Both indices assume dividend reinvestment. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period.


        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN








                         [STOCK PERFORMANCE CHART]








(Assumes $100 Invested on December 31, 1993 and Reinvestment of Dividends)



     The table below shows dollar values for cumulative total shareholder return plotted in the graph above as of December 31 for each of the following years.

                            1993          1994           1995           1996          1997         1998
                            ----          ----           ----           ----          ----         ----
Hastings                  $100.00        $71.53        $ 69.18        $ 84.27       $137.62      $122.24
AMEX Market Index          100.00         88.33         113.86         120.15        144.57       142.61
Peer Group Index<F1>       100.00         86.30          92.14         116.12        148.25       151.27

----------------------



                                     -16-

<F1> The companies used to create the Peer Group Index are as follows:
Aftermarket Technology Corp.; Amerigon Incorporated; Arrow Automotive Industries, Inc.; Arvin Industries, Inc.; ASHA Corporation; Autocam Corporation; Autoliv, Inc.; Barnes Group Inc.; Bonded Motors, Inc.; Borg-Warner Automotive, Inc.; CLARCOR Inc.; Collins Industries, Inc.;
The Colonel's International, Inc.; Consulier Engineering, Inc.; Cragar Industries, Inc.; Dana Corporation; Decoma International, Inc.; Defiance, Inc.; Delco Remy International, Inc.; Desc, S.A. de C.V.; Detroit Diesel Corporation; Donaldson Company, Inc.; Durakon Industries, Inc.; Eaton Corporation; Edelbrock Corporation; Excel Industries, Inc.; Federal-Mogul Corporation; Gentex Corporation; Glas-Aire Industries Group Ltd.; Hastings Manufacturing Company; Hayes Lemmerz International, Inc.;
Hilite Industries, Inc.; IMPCO Technologies, Inc.; ITT Industries,
Inc.; Jason Incorporated; Johnson Controls, Inc.; The Kroll-O'Gara Company; Lund International Holdings, Inc.; Magna International Incorporated; MascoTech, Inc.; Meritor Automotive, Inc.; Modine Manufacturing Company; Motorcar Parts & Accessories, Inc.; Noble International, Ltd.; OEA, Inc.; Orbital Engine Corp. Ltd.; R&B, Inc.; Safety Components International, Inc.; Simpson Industries, Inc.; A.O. Smith Corporation; Smith AO Corp. CL A; SPX Corporation; Standard Motor Products, Inc.; The Standard Products Company; Stoneridge, Inc.;
Strattec Security Corporation; Superior Industries International, Inc.; T.J.T., Inc.; Tesma International Incorporated; Top Source Technologies, Inc.; Transpro, Inc.; TRW Inc.; Turbodyne Technologies Inc.; U.S. Automotive Manufacturing, Inc.; Universal Mfg. Co.; UNOVA, Inc.; Valley Forge Corporation; Walbro Corporation; Wescast Industries, Inc.; Westinghouse Air Brake Company; Williams Controls, Inc.; and Wynn's International, Inc.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation policy is formulated and recommended to the Board by the Compensation Committee of the Board of Directors. The Compensation Committee also administers the Company's compensation plans. The Compensation Committee evaluates annual salaries and incentive compensation plans for the executive officers and recommends the salaries and compensation to the Board. The Board of Directors makes the final decision on whether to adopt the Compensation Committee's recommendations.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation philosophy is intended to provide competitive levels of compensation, "tie" or "couple" officers' compensation with the achievement of the Company's performance objectives, reward good corporate performance, recognize individual achievement and allow the Company to attract and retain quality executive officers. The Compensation Committee's compensation policy provides that a significant portion of the annual compensation of each executive officer must relate to, and be contingent upon, the performance of the Company.
The Compensation Committee believes that this policy enhances shareholder value by rewarding executive officers for profitable growth of the Company.

     Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain executive officers. The Company has examined its executive compensation policies in light of Section 162(m) and will continue to assess the impact of Section 162(m) and take action to assure that appropriate levels of deductibility are maintained. It is not expected that any portion of the Company's deduction for employee remunerations will be disallowed in 1999.

     Compensation for executive officers, including the Co-Chief Executive Officers, is comprised of three primary components: base salary, an annual incentive bonus and awards of restricted stock. Executive officers also receive various fringe benefits that are offered to other employees including, health and life insurance benefits and Company contributions to their Hastings Savings Plan accounts.

BASE SALARY

     The Company seeks to attract and retain executives by providing base salaries that are generally competitive with salaries paid for comparable positions with companies of similar general type and size in the marketplace. The Company obtains comparable salary information through various surveys. The skill and experience required by the position, job performance, accountability, length of service and current economic conditions also affect what an officer earns as a base salary.

     In general, the Company reviews the base salary of executive officers on an annual basis. Annual salary adjustments are determined by evaluating comparable salaries for executives at other companies, the job performance of the officer and any increase in responsibilities of the officer.

ANNUAL CASH INCENTIVE BONUS

     The Company's executive officers may receive an annual cash incentive bonus which is based on the Company's operating performance and consolidated net income before income tax expense.

STOCK OPTION AND RESTRICTED STOCK PLAN OF 1997

     The Company's Stock Option Plan provides that stock options, restricted stock and tax benefit rights may be granted or awarded under the plan to corporate and subsidiary directors, officers and key employees of the Company with respect to 38,000 shares of Common Stock. The Compensation Committee believes that the Stock Option Plan helps to align the interests of the Company's executive officers and key employees with those of the Company and its shareholders. This is because awards under the plan become more valuable as the Company's stock price increases.

     The Stock Option Plan is administered by the Compensation Committee, which makes recommendations to the Board of Directors as to the participants who should receive incentive awards under the plan, the number of options or other incentive awards that should be awarded, the terms of each grant, and other determinations necessary under the plan. Thus far, the Compensation Committee has made these determinations twice, in December 1997 and 1998. The committee intends to continue making its determinations on an annual basis and in making its determinations will consider, among other things, Company performance and individual participant achievement during the year.

RESTRICTED STOCK PLAN

     The Company also provides executive officers and certain other key employees of the Company with incentives to increase the long-term profitability of the Company by a restricted stock plan that was established in 1990 (the "Restricted Stock Plan"). Like the Stock Option Plan, the Compensation Committee believes that the Restricted Stock Plan helps to align the interests of the Company's executive officers and key employees with those of the Company and its shareholders by encouraging and promoting stock ownership by management. The Compensation Committee believes that the Restricted Stock Plan will result in better long-term performance for the Company and its shareholders. The Company currently has no target ownership level for equity holdings by officers.

     The Restricted Stock Plan is administered by a committee (the "RSP Committee"), consisting of three outside directors who are not eligible to participate in the Restricted Stock Plan. Every award of Common Stock under the Restricted Stock Plan will be subject to two types of restriction. The first restriction is based on a continuation of employment for five years (except in the case of retirement with prior approval, death or disability); otherwise, the recipient forfeits the unvested portion of any restricted stock held by him or her. Second, a portion of each award of restricted stock is also tied to achievement of certain performance goals established by the RSP Committee. The performance goals may be company-wide, subsidiary-wide or division-wide or tailored to the individual recipient. The performance goals have generally been based on the annual net income per share performance of the Company or the ratio of pre-tax income to net sales.

     If the Company meets or exceeds the performance goals for a particular year, then the recipient will become the owner of 20% of his or her restricted stock award. If the Company (or the individual, if applicable) fails to meet the performance goals, then the recipient will forfeit all interest in 20% of his or her restricted stock award. In other words, as long as the Company (or the individual, if applicable) meets the performance goals, then the recipient may keep the shares of stock awarded to him or her under the plan.

     All recommendations of the Compensation Committee relating to 1998 compensation were unanimously approved by the Board of Directors without modification.

                               Respectfully submitted,

                               William R. Cook
                               Douglas A. DeCamp
                               Neil A. Gardner


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors were members of the Compensation Committee during 1998: William R. Cook, Douglas A. DeCamp and Neil A. Gardner. During 1998, Andrew F. Johnson, Co-CEO and President-Operations of Hastings, served as a director of Hastings City Bank, of which Neil A. Gardner is a Executive Vice President.

                           INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of BDO Seidman, LLP, Grand Rapids, Michigan, as independent auditors to audit the consolidated financial statements of Hastings and its subsidiaries for the fiscal year ending December 31, 1998. BDO Seidman has served as independent auditors for Hastings since 1971. A representative of BDO Seidman is expected to attend the Annual Meeting of Shareholders on May 4, 1999. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Hastings' directors and officers and individuals who beneficially own more than 10 percent of the outstanding shares of Hastings Common Stock to file reports with the Securities and Exchange Commission concerning their beneficial ownership and changes in their ownership of shares of Hastings Common Stock. Such persons are required by Securities and Exchange Commission regulations to furnish to Hastings copies of all Section 16(a) reports they file.

     Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, Hastings believes that, from January 1 through December 31, 1998, all Section 16 reporting and filing requirements were fulfilled.

                           SHAREHOLDER PROPOSALS

     To be considered timely, all shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2000 (whether or not intended for inclusion in the Company's proxy statement and form of proxy relating to that meeting) must be received by the Company not later than ____________. Shareholder proposals intended for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting should be made in accordance with Securities and Exchange Commission Rule 14a-8. All shareholder proposals should be addressed to the attention of the Secretary of the Company, 325 North Hanover, Hastings, Michigan 49058.

                              OTHER BUSINESS

     The Hastings Board of Directors is not aware of any other matters that may be presented to the shareholders for formal action at the meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

                          SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by Hastings. Solicitation of Proxies will be made initially by mail. Directors, officers and employees of Hastings may solicit, without additional compensation, Proxies in person or by telephone, telegram or oral communication. In addition, banks, brokerage firms and other custodians, nominees and fiduciaries may communicate with and forward soliciting materials to beneficial owners of shares held by them to obtain authorization for execution of Proxies and may be reimbursed by Hastings for reasonable expenses incurred in sending proxy materials to those beneficial holders.

     It is important that your shares be represented at the meeting. To assure your representation, please complete, date, sign and return promptly your proxy in the enclosed postage prepaid envelope.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ Monty C. Bennett
                                      MONTY C. BENNETT
                                      Secretary

PROXY                                                                 PROXY
                      HASTINGS MANUFACTURING COMPANY
                             325 NORTH HANOVER
                         HASTINGS, MICHIGAN 49058
                       TELEPHONE NO. (616) 945-2491

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder hereby appoints Monty C. Bennett and Andrew F. Johnson, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Hastings Manufacturing Company that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the principal office of Hastings Manufacturing Company in the City of Hastings, Michigan, on Tuesday, May 4, 1999, at 9 a.m. local time, and any adjournment of that meeting.

       IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES
NAMED ON THIS PROXY AS DIRECTORS.  THE SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT
MAY COME BEFORE THE MEETING.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                       USING THE ENCLOSED ENVELOPE.

               (Continued and to be signed on reverse side)

                      HASTINGS MANUFACTURING COMPANY

1. ELECTION OF DIRECTOR   Nominees:             FOR   WITHHELD      FOR ALL
   Andrew F. Johnson, William R. Cook,                           EXCEPT THOSE
   Monty C. Bennett and Richard L. Foster                         INDICATED

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO
   VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
   THROUGH THAT NOMINEE'S NAME ABOVE)           [ ]     [ ]          [ ]

   Your Board of Directors recommends that
   you vote "FOR" All Nominees


2. AMENDMENT OF BYLAWS                          FOR   AGAINST      ABSTAIN

                                                [ ]     [ ]          [ ]

   Your Board of Directors recommends that
   you vote "FOR" approval of this Proposal


     IF ANY NOMINEE IS UNABLE OR UNWILLING TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING OF SHAREHOLDERS, EACH PROXY MAY BE VOTED FOR ANY SUBSTITUTE NOMINEE DESIGNATED BY THE PRESENT BOARD OF DIRECTORS. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED ABOVE AND FOR APPROVAL OF THE OTHER PROPOSAL IDENTIFIED ABOVE. FURTHER, THE PROXIES NAMED HEREIN SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS, NOT PRESENTLY KNOWN, THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED APRIL __, 1999, IS ACKNOWLEDGED.


Dated: _____________________, 1999        X_____________________________


                                          X_____________________________
                                          Signature of Shareholder(s)

                                          IMPORTANT -- Please sign
                                          exactly as your name(s)
                                          appears on this Proxy.  When
                                          signing on behalf of a
                                          corporation, partnership,
                                          estate or trust, indicate
                                          title or capacity of person
                                          signing.  IF SHARES ARE HELD
                                          JOINTLY, EACH HOLDER SHOULD
                                          SIGN.